Exhibit 10.79

                              AMENDED AND RESTATED
                          CERTIFICATE OF DESIGNATION OF
                               THE PREFERRED STOCK

                                       OF

                                   INSCI CORP.


         Henry F. Nelson, being the duly elected President of INSCI CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify the following:

         1. The Corporation filed a Certificate of Designation of the Series A Convertible Preferred Stock with the Secretary of State of the State of Delaware on March 6, 2001 (the "Series A Designation").

         2. The Corporation filed a Certificate of Designation of the Series B Convertible Preferred Stock with the Secretary of State of the State of Delaware on June 26, 2001 (the "Series B Designation").

         3. The Corporation filed an amendment to the Series A Designation and the Series B Designation with the Secretary of State of the State of Delaware on March 31, 2003 (the "Series A and B Amendment").

         4. The Corporation filed a Certificate of Designation of the Series C Convertible Preferred Stock of the Corporation with the Secretary of State on September 4, 2003 (the "Series C Designation").

         5. The Board of Directors of the Corporation approved and adopted the amendment and restatement of the Series A Designation, Series B Designation, Series A and B Amendment and Series C Designation, attached hereto as EXHIBIT A (the Amended and Restated Preferred Stock Designation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, and the authority vested in it by its Certificate of Incorporation, as amended.

                                              INSCI CORP.



                                              By:    /S/ HENRY F. NELSON
                                                     -------------------
                                                       Henry F. Nelson
                                                       President

                                              Date:    December 3, 2003
ATTEST:

By: /S/ CYNTHIA RAE BOTSCH
         Name:    Cynthia Rae Botsch
         Title:   Assistant Secretary

                              AMENDED AND RESTATED
                           CERTIFICATE OF DESIGNATION

                            OF THE PREFERRED STOCK OF
                                   INSCI CORP.
                                TO BE DESIGNATED

                      SERIES A CONVERTIBLE PREFERRED STOCK
                      SERIES B CONVERTIBLE PREFERRED STOCK
                      SERIES C CONVERTIBLE PREFERRED STOCK


         INSCI CORP., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), pursuant to the authority vested in the Board of Directors of the Corporation by its Certificate of Incorporation, as amended, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, certifies that the Board adopted the following resolution at a meeting duly called and held on November __, 2003, which resolution remains in full force and effect as of the date hereof:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation (the "Board") by its Certificate of Incorporation, as amended, the designations of the three series of preferred stock be and hereby are amended and restated, consisting of a total of 10,000,000 authorized shares, to be designated (i) "Series A Convertible Preferred Stock", which consists of 2,500,000 authorized shares (the "Series A Preferred Stock"); (iii) "Series B Convertible Preferred Stock", which consists of 4,317,040 authorized shares (the "Series B Preferred Stock"); and (iv) "Series C Convertible Preferred Stock", which consists of 3,182,960 authorized shares (the "Series C Preferred Stock", and collectively with the Series A Preferred Stock and the Series B Preferred Stock, the "Preferred Stock"), having the following rights, preferences, privileges, qualifications and restrictions:

         (a) DIVIDEND RIGHTS.

                  (i) DIVIDENDS. The holders of the Preferred Stock shall be entitled to receive dividends in the manner as follows:

                           (A) SERIES A PREFERRED STOCK. The holders of Series A
                  Preferred Stock, in preference to the holders of the Common Stock, shall be entitled to receive cumulative dividends, but only out of funds that are legally available therefor (as defined by the Delaware General Corporation Law), at an annual floating rate equal to the Prime Rate of Interest (as reflected in the Money Rates Table Eastern Edition of the Wall Street Journal) plus 2.5% of the Series A Original Issue Price (as defined below) per annum on each outstanding share of Series A Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). Such dividends shall accrue and be payable at the end of each fiscal quarter of the Corporation in shares of Series A Preferred Stock (valued at the Series A Original Issue Price, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). The original issue price of the Series A Preferred Stock shall be $1.30 (the "Series A Original Issue Price").

                           (B) SERIES B PREFERRED STOCK. The holders of Series B
                  Preferred Stock, in preference to the holders of the Common Stock and the Series A Preferred Stock, shall be entitled to receive cumulative dividends, but only out of funds that are legally available therefor (as defined by the Delaware General Corporation Law), at the rate of 1.915% of the Series B Original Issue Price (as defined below) per annum on each outstanding share of Series B Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). Such dividends shall accrue and be payable monthly, and, at the option of the holders of the Series B Preferred Stock, shall be payable either (A) in cash or (B) in shares of Series C Preferred Stock (valued at the Series C Original Issue Price, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). Such shares of Series C Preferred Stock issued in lieu of the cash dividend are sometimes referred to as "PIK Shares". Upon any conversion of the Series B Preferred Stock, all accrued but unpaid dividends on the Series B Preferred Stock shall be paid immediately prior to such shares being surrendered for conversion. If the holders of the Series B Preferred Stock request a cash dividend, but the Corporation cannot declare or pay cash dividends due to a lack of available surplus or insufficient net profits for the fiscal year in which the dividend is to be paid and/or the preceding fiscal year, then the holders of the Series B Preferred Stock may elect to receive (i) PIK Shares in lieu of the cash dividend or (ii) all undeclared and unpaid dividends that accrue until such time as the Corporation determines that it has sufficient funds to declare and pay the dividends. The original issue price of the Series B Preferred Stock shall be $67.886 (the "Series B Original Issue Price").

                           (C) SERIES C PREFERRED STOCK. The holders of Series C
                  Preferred Stock, in preference to the holders of the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock, shall be entitled to receive cumulative dividends, but only out of funds that are legally available therefor (as defined by the Delaware General Corporation Law), at the rate of 8% of the Series C Original Issue Price (as defined below) per annum on each outstanding share of Series C Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). Such dividends shall accrue and be payable semi-annually on September 1 and March 1 of each year, and, at the option of the Corporation shall be payable either (A) in cash or (B) in shares of Series C Preferred Stock (valued at the Series C Original Issue Price, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). Such shares of Series C Preferred Stock issued in lieu of the cash dividend are sometimes referred to as "PIK Shares". Upon any conversion of the Series C Preferred Stock, all accrued but unpaid dividends on the Series C Preferred Stock shall be paid immediately prior to such shares being surrendered for conversion. The original issue price of the Series C Preferred Stock shall be $1.9396 (the "Series C Original Issue Price").

                  (ii) CONSENT OF SERIES C PREFERRED STOCK HOLDERS. So long as any shares of Series C Preferred Stock shall be outstanding, without the prior written consent of the holders of a majority of the then issued and outstanding shares of Series C Preferred Stock, until all dividends (set forth in Section (a)(i) above) on the Series C Preferred Stock shall have been paid or declared and set apart:

                           (A) no dividend, whether in cash or property, shall
                  be paid or declared, nor shall any other distribution be made, to any holder of Common Stock, Series A Preferred Stock or Series B Preferred Stock; provided, however, that no consent of the holders of the Series C Preferred Stock shall be required prior to the payment of any cash dividend requested by the holders of the Series B Preferred Stock pursuant to Section (a)(i)(B) above; and

                           (B) no shares of any Common Stock, Series A Preferred
                  Stock or any Series B Preferred Stock shall be purchased, redeemed, or otherwise acquired for value by the Corporation.

                  (iii) COMMON STOCK DIVIDENDS. In addition to the dividends set forth in Section (a)(i)(A), (B) and (C) above, each holder of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of the assets of the Corporation legally available therefore (as defined by the Delaware General Corporation Law), dividends and distributions on parity and pro rata with the holders of the Common Stock calculated based on the number of shares as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, are convertible pursuant to Section (d) hereof immediately after the close of business on the record date fixed for the determination of the holders of the Common Stock entitled to receive such dividend or distribution.

         (b) VOTING RIGHTS.

                  (i) GENERAL RIGHTS. Except as otherwise provided herein or as required by law, each holder of Preferred Stock shall be entitled to vote on all matters, and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Preferred Stock could be converted pursuant to the provisions of Section (d) hereof at the record date for the determination of stockholders entitled to vote on such matter, or if no such record date is established, at the date of a meeting at such vote is taken or any written consent of stockholders is solicited. Except as otherwise provided by law, by the terms of this Amended and Restated Preferred Stock Designation or by the provisions establishing any other series of Preferred Stock, the holders of shares of Preferred Stock and Common Stock shall vote together as a single class on all matters.

                  (ii) SEPARATE VOTE OF SERIES C PREFERRED STOCK. In addition to any other vote or consent required herein or by law, the vote of the holders of a majority of the outstanding Series C Preferred Stock shall be necessary for effecting or validating the following actions:

                           (A) any authorization or issuance of any other
                  capital stock having any rights, preferences or privileges senior to or PARI PASSU with the Series C Preferred Stock;

                           (B) any amendment, alteration, waiver or repeal of
                  any provision of the Certificate of Incorporation (including this Amended and Restated Preferred Stock Designation or any amendment thereto) or the Bylaws of the Corporation, that alters or changes or adversely affects the voting or other powers, preferences, or other special rights or privileges, or restrictions of the Series C Preferred Stock;

                           (C) any increase or decrease the number of authorized
                  or outstanding shares of Series C Preferred Stock;

                           (D) any reclassification or recapitalization of any
                  outstanding shares of securities of the Corporation into shares having rights, preferences or privileges senior to or PARI PASSU with the Series C Preferred Stock, or otherwise effecting any change to the rights, preferences and privileges of the Series C Preferred Stock, or any other class or series of capital stock of the Corporation, which would adversely affect the Series C Preferred Stock;

                           (E) any increase or decrease in the number of
                  directors constituting the entire Board of Directors;

                           (F) any redemption, purchase or other acquisition by
                  the Corporation, either direct or indirect, of any Common Stock, Series A Preferred Stock or Series B Preferred Stock;

                           (G) any transaction with any party related to or
                  affiliated with the Corporation, including but not limited to any transaction that would result in the repayment of a stockholder loan;

                           (H) any action that would permit any subsidiary or
                  affiliate of the Corporation to sell or issue shares of capital stock to any party other than the Corporation;

                           (I) any action that would increase the number of
                  shares of capital stock available for issuance by the Corporation (x) to employees, consultants or other third-parties; or (y) in connection with acquisitions; or

                           (J) any action that would result in the Corporation
                  incurring or assuming more than $3,000,000 of indebtedness in the aggregate.

                  (iii) BOARD OF DIRECTORS. Notwithstanding subsections (i) and
         (ii) above or any provision to the contrary contained herein, (A) the holders of the Series C Preferred Stock shall be entitled, voting together as a separate single class, to elect two (2) members of the Board at each election of directors, to be designated by SCP Private Equity Partners II, L.P., a Delaware limited partnership ("SCP"), so long as SCP holds any shares of Series C Preferred Stock; (B) the holders of the Series B Preferred Stock shall be entitled, voting together as a separate single class, to elect two (2) members of the Board at each election of directors, to be designated by a representative determined by a majority of the holders of the Series B Preferred Stock (the "Series B Representative"); and (C) the holders of the Series A Preferred Stock shall be entitled, voting together as a separate single class, to elect three (3) members of the Board at each election of directors, to be designated by a representative determined by a majority of the holders of the Series A Preferred Stock (the "Series A Representative"). Each of SCP, the Series B Representative and the Series A Representative shall notify the Corporation in writing of the identities of its designees for election to the Board, which notice shall be conclusive evidence of the consent of such designees to serve as directors of the Corporation. In the event that such representatives fail to provide such notice, the designees currently serving on the Board shall be deemed to be the applicable designees. If SCP, the Series B Representative or the Series A Representative has no designee serving (or otherwise designated to serve in the event of the resignation, death, removal or inability to serve of a designee, as provided in the last sentence of this subsection) on the Board, then the Board shall be entitled to make the nomination for SCP, the Series B Representative or the Series A Representative, as the case may be, for which such notice was required. In the event SCP fails to hold any Series C Preferred Stock, the holders of Series C Preferred Stock, voting together as a separate single class, shall be entitled to the director election rights previously held by SCP. In the event of any vacancy arising by reason of the resignation, death, removal of a designee of SCP, the Series B Representative, or the Series A Representative (which may include a removal by the holders of the applicable series of Preferred Stock, with or without cause, or at the written request of SCP, the Series B Representative or the Series A Representative, as applicable) or any designees' inability to serve, SCP (provided SCP then holds Series C Preferred Stock), the Series B Representative or the Series A Representative, as applicable, shall notify the Corporation of its choice to fill such vacancy, and the Board shall appoint such person to fill such vacancy and serve until the next meeting of the Corporation's stockholders for the election of directors. The class voting rights granted to the holders of the Preferred Stock pursuant to this subsection (iii) shall be in addition to, and not in lieu of, the voting rights granted to such holders under subsections (i) and (ii) above. Accordingly, the holders of the Preferred Stock shall be entitled to vote together with the holders of shares of the Common Stock as a single class with respect to the election of those directors for which the holders of the Preferred Stock do not have class voting rights.

         (C) LIQUIDATION RIGHTS.

                  (i) Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of Common Stock, by reason of their ownership thereof, an amount equal to (A) in the case of the Series A Preferred Stock, the greater of (1) the Series A Original Issue Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) plus an amount equal to all accrued and unpaid dividends for each share of Series A Preferred Stock held by each such holder or (2) the price per share a holder of Series A Preferred Stock would have been entitled to receive had all shares of outstanding Preferred Stock and Series C Preferred Stock been converted into Common Stock immediately preceding such liquidation, dissolution or winding up of the Corporation (the greater of (A)(1) or (A)(2) being referred to herein as the "Series A Liquidation Amount"); (B) in the case of the Series B Preferred Stock, the greater of (1) 51.6% of the Series B Original Issue Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) plus an amount equal to all accrued and unpaid dividends for each share of Series B Preferred Stock held by each such holder or (2) the price per share a holder of Series B Preferred Stock would have been entitled to receive had all shares of outstanding Preferred Stock and Series B Preferred Stock been converted into Common Stock immediately preceding such liquidation, dissolution or winding up of the Corporation (the greater of (B)(1) or (B)(2) being referred to herein as the "Series B Liquidation Amount"); and (C) in the case of the Series C Preferred Stock, the greater of (1) 200% of the Series C Original Issue Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) plus an amount equal to all accrued and unpaid dividends for each share of Series C Preferred Stock held by each such holder; or (2) the price per share a holder of Series C Preferred Stock would have been entitled to receive had all shares of outstanding Preferred Stock and Series C Preferred Stock been converted into Common Stock immediately preceding such liquidation, dissolution or winding up of the Corporation (the greater of (C)(1) or (C)(2) being referred to herein as the "Series C Liquidation Amount"). If, upon any such liquidation, dissolution, or winding up, the assets of the Corporation shall be insufficient to make payment to the holders of the Preferred Stock of the Series A Liquidation Amount, Series B Liquidation Amount and the Series C Liquidation Amount, then such assets shall be distributed first among the holders of Series C Preferred Stock at the time outstanding, pro rata (or if the assets of the Corporation are insufficient to make payment in full to all holders of the Series C Preferred Stock, then such assets will be distributed ratably to such holders in proportion to the full amounts to which they would otherwise be respectively entitled), then to the holders of the Series B Preferred Stock at the time outstanding, pro rata (or if the assets of the Corporation are insufficient to make payment in full to all holders of the Series B Preferred Stock, then such assets will be distributed ratably to such holders in proportion to the full amounts to which they would otherwise be respectively entitled); and finally to the holders of the Series A Preferred Stock, pro rata (or if the assets of the Corporation are insufficient to make payment in full to all holders of the Series A Preferred Stock, then such assets will be distributed ratably to such holders in proportion to the full amounts to which they would otherwise be respectively entitled).

                  (ii) DEEMED LIQUIDATION. The following events shall be considered a liquidation under this Section, unless the holders of the Series C Preferred Stock, by majority vote or written consent, deem such events not to be a liquidation:

                           (A) any consolidation or merger of the Corporation
                  with or into any other corporation or other entity or person (or any other corporate reorganization), resulting in the stockholders of the Corporation immediately prior to such consolidation, merger or reorganization, owning less than 50% of the Corporation's voting power immediately after such consolidation, merger or reorganization; or any transaction or series of related transactions to which the Corporation is a party in which in excess of 50% of the Corporation's voting power is transferred, excluding any consolidation or merger effected exclusively to change the domicile of the Corporation (an "Acquisition");

                           (B) any transaction or a series of related
                  transactions, other than transactions involving a holder of Preferred Stock, in which a majority of the voting power is transferred to a third party (or group of affiliated third parties) who were not previously stockholders of the Corporation; or

                           (C) any sale, lease or other disposition of all or
                  substantially all of the assets of the Corporation (an "Asset Transfer").

                  (iii) NON-CASH CONSIDERATION. In any of the events set forth in subparagraph (ii), if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors. Any securities shall be valued as follows:

                           (A) Securities not subject to restrictions on free
                  marketability covered by subparagraph (B) below:

                                    (1) If traded on a securities exchange or
                           through the Nasdaq National Market (or a similar national quotation system), the value shall be deemed to be the average of the closing prices of the securities on such quotation system over the 30 day period ending three days prior to the closing;

                                    (2) If actively traded over-the-counter, the
                           value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the 30 day period ending three days prior to the closing; and

                                    (3) If there is no active public market, the
                           value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

                           (B) The method of valuation of securities subject to
                  restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in subparagraphs (iii)(A)(1), (2) or (3) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

                  (iv) NOTICE. Written notice of any such liquidation, dissolution or winding up (or deemed liquidation, dissolution or winding up) of the Corporation within the meaning of this Section, which states the payment date, the place where said payments shall be made and the date on which conversion rights as set forth herein terminate as to such shares (which shall be not less than 10 days after the date of such notice), shall be given by first class mail, postage prepaid, or by telecopy or facsimile, not less than 20 days prior to the payment date stated therein, to the then holders of record of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, such notice to be addressed to each such holder at its address as shown on the records of the Corporation.

         (d) CONVERSION RIGHTS. The holders of the Preferred Stock shall have the conversion rights as follows:

                  (i) OPTIONAL CONVERSION. Subject to and in compliance with the provisions of this Section (d), any shares of Preferred Stock may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of (A) Series A Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the "Series A Preferred Conversion Rate" then in effect (determined as provided in subsection (ii)(A)) by the number of shares of Series A Preferred Stock being converted; (B) Series B Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the "Series B Preferred Conversion Rate" then in effect (determined as provided in subsection (ii)(B)) by the number of shares of Series B Preferred Stock being converted; (C) Series C Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the "Series C Preferred Conversion Rate" then in effect (determined as provided in subsection (ii)(C)) by the number of shares of Series C Preferred Stock being converted.

                  (ii) PREFERRED STOCK CONVERSION RATE. The conversion rate in effect at any time for conversion of the Preferred Stock is as follows:

                           (A) SERIES A PREFERRED STOCK. In the case of the
                  Series A Preferred Stock, the conversion rate in effect at any time for conversion of the Series A Preferred Stock (the "Series A Preferred Conversion Rate") shall be the quotient obtained by dividing the Series A Original Issue Price by the "Series A Preferred Conversion Price," calculated as provided in subsection (iii)(A) below.

                           (B) SERIES B PREFERRED STOCK. In the case of the
                  Series B Preferred Stock, the conversion rate in effect at any time for conversion of the Series B Preferred Stock (the "Series B Preferred Conversion Rate") shall be the quotient obtained by dividing the Series B Original Issue Price by the "Series B Preferred Conversion Price," calculated as provided in subsection (iii)(B) below.

                           (C) SERIES C PREFERRED STOCK. In the case of the
                  Series C Preferred Stock, the conversion rate in effect at any time for conversion of the Series C Preferred Stock (the "Series C Preferred Conversion Rate") shall be the quotient obtained by dividing the Series C Original Issue Price by the "Series C Preferred Conversion Price," calculated as provided in subsection (iii)(C) below.

                  (iii) PREFERRED STOCK CONVERSION PRICE. The conversion price for the Preferred Stock is as follows:

                           (A) SERIES A PREFERRED STOCK. The conversion price
                  for the Series A Preferred Stock shall initially be $0.11 (the "Series A Preferred Conversion Price"). Such initial Series A Preferred Conversion Price shall be adjusted from time to time in accordance with this Section (d). All references to the Series A Preferred Conversion Price herein shall mean the Series A Preferred Conversion Price as so adjusted.

                           (B) SERIES B PREFERRED STOCK. The conversion price
                  for the Series B Preferred Stock shall initially be $.096980 (the "Series B Preferred Conversion Price"). Such initial Series B Preferred Conversion Price shall be adjusted from time to time in accordance with this Section (d). All references to the Series B Preferred Conversion Price herein shall mean the Series B Preferred Conversion Price as so adjusted.

                           (C) SERIES C PREFERRED STOCK. The conversion price
                  for the Series C Preferred Stock shall initially be $.096980 (the "Series C Preferred Conversion Price"). Such initial Series C Preferred Conversion Price shall be adjusted from time to time in accordance with this Section (d). All references to the Series C Preferred Conversion Price herein shall mean the Series C Preferred Conversion Price as so adjusted.

                  (iv) MECHANICS OF CONVERSION. Each holder of Preferred Stock who desires to convert the same into shares of Common Stock pursuant to this Section (d) shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Preferred Stock and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Preferred Stock being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash (at the Common Stock's fair market value determined by the Board of Directors as of the date of conversion) the value of any fractional share of Common Stock otherwise issuable to any holder of Preferred Stock. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

                  (v) ADJUSTMENT UPON COMMON STOCK EVENT. Upon the happening of a Common Stock Event (as hereinafter defined) at any time or from time to time after the date that the first share of Series C Preferred Stock is issued (the "Original Issue Date"), the Series A Preferred Conversion Price, Series B Preferred Conversion Price and Series C Preferred Conversion Price shall, simultaneously with the happening of such Common Stock Event, be adjusted by multiplying the Series A Preferred Conversion Price, Series B Preferred Conversion Price or Series C Preferred Conversion Price, as applicable, in effect immediately prior to such Common Stock Event by a fraction, (i) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such Common Stock Event, and (ii) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after such Common Stock Event, and the product so obtained shall thereafter be the Series A Preferred Conversion Price, Series B Preferred Conversion Price, or Series C Preferred Conversion Price, as applicable. The applicable conversion prices of each of the series of Preferred Stock shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event. As used in this Section (d), the term "Common Stock Event" shall mean (i) the issue by the Corporation of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock,
         (ii) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), or (iii) a combination or consolidation, by reclassification or otherwise, of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

                  (vi) ADJUSTMENT FOR OTHER DIVIDENDS AND DISTRIBUTIONS. If at any time or from time to time after the Original Issue Date the Corporation pays a dividend or makes another distribution to the holders of the Common Stock (or fixes a record date for the determination of holders of Common Stock entitled to receive such dividend or other distribution) payable in securities of the Corporation or any of its subsidiaries, then in each such event a provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Corporation which they would have received had their Preferred Stock been converted into Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section (d) with respect to the rights of the holders of the Preferred Stock or with respect to such other securities by their terms.

                  (vii) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer as defined in Section (c) or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section (d)), in any such event each holder of Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

                  (viii) ADJUSTMENT FOR REORGANIZATIONS, MERGERS OR CONSOLIDATIONS. If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock or the merger or consolidation of the Corporation with or into another corporation or another entity or person (other than an Acquisition or Asset Transfer as defined in Section (c) or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section (d)), as a part of such capital reorganization, provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section (d) with respect to the rights of the holders of Preferred Stock after the capital reorganization to the end that the provisions of this Section (d) (including adjustment of the Series A Preferred Conversion Price, Series B Preferred Conversion Price and Series C Preferred Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

                  (ix) SALE OF SHARES BELOW PREFERRED CONVERSION PRICE.

                           (A) If at any time or from time to time after the
                  Original Issue Date, the Corporation issues or sells, or is deemed by the express provisions of this subsection (ix) to have issued or sold Additional Shares of Common Stock (as defined in subsection (ix)(B)(1) below), other than (w) as a dividend or distribution on the Preferred Stock, (x) in connection with a Common Stock Event as provided in subsection
                  (v) above, (y) as a dividend or other distribution on any class of stock as provided in subsection (vi) above, and (z) a subdivision or combination of shares of Common Stock as provided in subsection (vii) above, for an Effective Price (as defined in subsection (ix)(B)(4) below) less than the then effective Series A Preferred Conversion Price, Series B Preferred Conversion Price, or Series C Preferred Conversion Price, then and in each such case the then existing Series A Preferred Conversion Price, Series B Preferred Conversion Price or Series C Preferred Conversion Price, as applicable, shall be reduced, as of the opening of business on the date of such issue or sale, to a price equal to the price paid per share for such Additional Shares of Common Stock.

                           (B) For the purpose of making any adjustment required
                  under this subsection (ix):

                                    (1) "Additional Shares of Common Stock"
                           shall mean all shares of Common Stock issued (or, pursuant to this Section, deemed to be issued) by the Corporation, whether or not subsequently reacquired or retired by the Corporation, other than: (A) upon conversion of shares of Preferred Stock and (B) shares of Common Stock issued or issuable by the Corporation or any subsidiary to employees, officers, directors or consultants pursuant to stock option plans that are approved by the Board ("Incentive Stock"), provided that the number of shares of Incentive Stock does not exceed an aggregate of 30,000,000 shares (as adjusted for any stock dividends, combinations, splits or similar events) regardless of whether issued by the Corporation prior to the date hereof.

                                    (2) The "Aggregate Consideration Received"
                           by the Corporation for any issue or sale (or deemed issue or sale) of securities shall (i) (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Corporation before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale and without deduction of any expenses payable by the Corporation; (B) to the extent it consists of property other than cash, be computed at the fair value of that property at the time of such issue as determined in good faith by the Board; and (C) if Additional Shares of Common Stock, Convertible Securities or Rights or Options are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or Rights or Options or (ii) if no consideration is received by the Corporation, be considered zero;

                                    (3) "Convertible Securities" shall mean any
                           evidence of indebtedness, stock or other securities directly or indirectly convertible into or exchangeable for shares of Common Stock;

                                    (4) The "Effective Price" of Additional
                           Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation by the provisions of clause (1), into the Aggregate Consideration Received, or deemed to have been received by the Corporation by the provisions of this clause (4), for such issue or sale of such Additional Shares of Common Stock; and

                                    (5) "Rights or Options" shall mean warrants,
                           options or other rights to purchase or otherwise acquire shares of Common Stock or Convertible Securities.

                           (C) For the purpose of making any adjustment to the
                  Series A Preferred Conversion Price, Series B Preferred Conversion Price or Series C Preferred Conversion Price required under this subsection (ix), if the Corporation issues or sells any Rights or Options or Convertible Securities (or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Rights or Options or Convertible Securities), then the Corporation shall be deemed (x) to have issued, at the time of the issuance of such Rights or Options or Convertible Securities, that number of Additional Shares of Common Stock that is equal to the maximum number of shares of Common Stock issuable upon exercise of such Rights or Options or conversion or exchange of such Convertible Securities upon their issuance (or, in the case such a record date shall have been fixed, as of the close of business on such record date) and (y) to have received, as the Aggregate Consideration Received for the deemed issuance of such additional shares of Common Stock, an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such Rights or Options or Convertible Securities, plus, in the case of such Rights or Options, the minimum total amount of consideration, if any, payable to the Corporation upon the exercise in full of such Rights or Options (including, with respect to Rights or Options for Convertible Securities, the minimum aggregate amount of consideration payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Rights or Options) upon the conversion or exchange of such underlying Convertible Securities), plus, in the case of Convertible Securities, the minimum total amount of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof; PROVIDED THAT:

                                    (1) if the minimum amounts of such
                           consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, then the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses;

                                    (2) if the minimum amount of consideration
                           payable to the Corporation upon the exercise of such Rights or Options or the conversion or exchange of such Convertible Securities is reduced or the maximum number of shares of Common Stock issuable upon the exercise of such Rights or Options or the conversion or exchange of such Convertible Securities is increased over time or upon the occurrence or non-occurrence of specified events, other than by reason of antidilution or similar protective adjustments, then the Series A Preferred Conversion Price, Series B Preferred Conversion Price, and Series C Preferred Conversion Price computed upon the original issue or deemed issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such decrease or increase becoming effective, be recomputed to reflect such decrease or increase, as the case may be (provided, however, that no such adjustment of the Series A Preferred Conversion Price, Series B Preferred Conversion Price and Series C Preferred Conversion Price shall affect Common Stock previously issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, respectively); and

                                    (3) if the minimum amount of consideration
                           payable to the Corporation upon the exercise of such Rights or Options or the conversion or exchange of such Convertible Securities is subsequently increased or the maximum number of shares of Common Stock issuable upon the exercise of such Rights or Options or the conversion or exchange of such Convertible Securities is subsequently decreased, then the Series A Preferred Conversion Price, Series B Preferred Conversion Price and Series C Preferred Conversion Price computed upon the original issue or deemed issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease, as the case may be, (provided, however, that no such adjustment of the Series A Preferred Conversion Price, Series B Preferred Conversion Price or Series C Preferred Conversion Price shall affect Common Stock previously issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, respectively, and further provided that no readjustment pursuant to this clause (3) shall have the effect of increasing the Series A Preferred Conversion Price, Series B Preferred Conversion Price or Series C Preferred Conversion Price, as applicable, to an amount which exceeds the lower of (A) the Series A Preferred Conversion Price, Series B Preferred Conversion Price or Series C Preferred Conversion Price, as applicable, or (B) the Series A Preferred Conversion Price, Series B Preferred Conversion Price or Series C Preferred Conversion Price, as applicable, that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date).

                  No further adjustment of the Series A Preferred Conversion Price, Series B Preferred Conversion Price or Series C Preferred Conversion Price, adjusted upon the issuance of such Rights or Options or Convertible Securities, shall be made as a result of the actual issuance of shares of Common Stock on the exercise of any such Rights or Options or the conversion or exchange of any such Convertible Securities. If any such Rights or Options or the conversion rights represented by any such Convertible Securities shall expire without having been fully exercised, then the Series A Preferred Conversion Price, Series B Preferred Conversion Price or Series C Preferred Conversion Price, as adjusted upon the issuance of such Rights or Options or Convertible Securities (or upon the occurrence of the record date with respect thereto), and any subsequent adjustments based thereon, shall be readjusted to the Series A Preferred Conversion Price, Series B Preferred Conversion Price or Series C Preferred Conversion Price which would have been in effect had an adjustment been made on the basis that
                  (x) the only Additional Shares of Common Stock so issued were the shares of Common Stock, if any, that were actually issued or sold on the exercise of such Rights or Options or rights of conversion or exchange of such Convertible Securities and (y) the consideration received with respect to Additional Shares of Common Stock was the consideration actually received by the Corporation upon such exercise of such Rights or Options, plus the consideration, if any, actually received by the Corporation for the granting of all such Rights or Options, whether or not exercised, plus the consideration received for issuing or selling all such Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities provided, however, that no such adjustment of the Series A Preferred Conversion Price, Series B Preferred Conversion Price or Series C Preferred Conversion Price shall affect Common Stock previously issued upon conversion of the Preferred Stock. In the case of any Rights or Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Series A Preferred Conversion Price, Series B Preferred Conversion Price or Series C Preferred Conversion Price shall be made (except as to shares of Preferred Stock converted in such period) until the expiration or exercise of all such Rights or Options, whereupon such adjustment shall be made in the same manner provided above. If any such record date shall have been fixed and such Rights or Options or Convertible Securities are not issued on the date fixed thereof, the adjustment previously made in the Series A Preferred Conversion Price, Series B Preferred Conversion Price or Series C Preferred Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and shall instead be made on the actual date of issuance, if any.

                  (x) PREFERRED STOCK WARRANTS. Notwithstanding anything contained herein, in the event that any warrants for the Series A Preferred Stock outstanding as of the Original Issue Date are exercised (a "Warrant Exercise"), the Corporation shall immediately issue to each holder of Series C Preferred Stock such additional shares of Series C Preferred Stock so that such holder's percentage ownership of the Corporation's Common Stock on a fully-diluted basis after such Warrant Exercise is equal to its percentage ownership of the Corporation's Common Stock on a fully-diluted basis immediately prior to such Warrant Exercise. The holders of Series C Preferred Stock shall be entitled to receive additional shares of Series C Preferred Stock pursuant to this subsection (x) upon each Warrant Exercise.

                  (xi) CERTIFICATE OF ADJUSTMENT. In each case of an adjustment or readjustment of the Series A Preferred Conversion Price, Series B Preferred Conversion Price or Series C Preferred Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Preferred Stock, or if the Preferred Stock is then convertible pursuant to this Section (d), the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Preferred Stock at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Series A Preferred Conversion Price, Series B Preferred Conversion Price or Series C Preferred Conversion Price at the time in effect, (iii) the number of Additional Shares of Common Stock and (iv) the type and amount, if any, of other property which at the time would be received upon conversion of the Preferred Stock.

                  (xii) NOTICES OF RECORD DATE. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section (c)) or other capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any Asset Transfer (as defined in Section (c)), or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Preferred Stock at least 10 days prior to the record date specified therein (or such shorter period approved by a majority of the outstanding Preferred Stock) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

                  (xiii) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board of Directors) on the date of conversion.

                  (xiv) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (xv) NOTICES. Any notice required by the provisions of this Section (d) shall be in writing and shall be deemed effectively given:
         (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day,
         (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

                  (xvi) PAYMENT OF TAXES. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered.

                  (xvii) NO IMPAIRMENT. The Corporation shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such actions as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment.

         (E)      MANDATORY REDEMPTION.

                  (i) REQUEST BY HOLDERS OF PREFERRED STOCK.

                           (A) SERIES A PREFERRED REDEMPTION. Upon the prior
                  written request of the holders of at least twenty-five percent (25%) of the Series A Preferred Stock, on a date that is five
                  (5) years following the Corporation's first issuance of Series A Preferred Stock (the "Series A Redemption Date"), the Corporation shall redeem for cash, out of legally available funds, all of the issued and outstanding shares of the Series A Preferred Stock.

                           (B) SERIES B PREFERRED REDEMPTION. Upon the prior
                  written request of the holders of at least twenty-five percent (25%) of the Series B Preferred Stock, on March 31, 2006 (the "Series B Redemption Date"), the Corporation shall redeem for cash, out of legally available funds, all of the issued and outstanding shares of the Series B Preferred Stock.

                           (C) SERIES C PREFERRED REDEMPTION. Upon the prior
                  written request of the holders of a majority in interest of the Series C Preferred Stock, on September 1, 2009 (the "Series C Redemption Date"), the Corporation shall redeem for cash, out of legally available funds, all of the issued and outstanding shares of the Series C Preferred Stock.

                  (ii) REDEMPTION PRICE OF PREFERRED STOCK. The price at which the Preferred Stock shall be redeemed is as follows:

                           (A) SERIES A REDEMPTION PRICE. The price at which the
                  Series A Preferred Stock shall be redeemed (the "Series A Redemption Price") shall be equal to the Series A Original Issue Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for each share of Series A Preferred Stock plus an amount equal to all unpaid dividends which shall have accrued for each share of Series A Preferred Stock so redeemed.

                           (B) SERIES B REDEMPTION PRICE. The price at which the
                  Series B Preferred Stock shall be redeemed (the "Series B Redemption Price") shall be equal to $10.00 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for each share of Series B Preferred Stock plus an amount equal to all unpaid dividends which shall have accrued for each share of Series B Preferred Stock so redeemed.

                           (C) SERIES A REDEMPTION PRICE. The price at which the
                  Series C Preferred Stock shall be redeemed (the "Series C Redemption Price") shall be equal to the Series C Original Issue Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for each share of Series C Preferred Stock plus an amount equal to all unpaid dividends which shall have accrued for each share of Series C Preferred Stock so redeemed.

                  (iii) PAYMENT OF REDEMPTION PRICE. To receive the applicable Redemption Price, the holder of shares of Preferred Stock must present and surrender the certificate or certificates representing such shares (duly endorsed for transfer) to the Corporation at the principal executive offices of the Corporation no later than three business days prior to the applicable Redemption Date. The Corporation shall pay the Redemption Price to, or to the order of, the person whose name appears on such certificate or certificates as the owner thereof. The Corporation shall pay the entire Redemption Price on the Redemption Date.

                  (iv) EFFECT OF REDEMPTION. From and after the applicable Redemption Date, unless the Corporation shall default in providing for the payment of the applicable Redemption Price, all dividends on such shares as are accepted for redemption pursuant to this Section (e) shall cease to accrue, and all rights of the holders of any such shares subject to redemption as stockholders of the Corporation with respect to such shares, except the right to receive the Redemption Price, shall cease and terminate. Any shares of Preferred Stock that are redeemed by the Corporation shall be retired and shall not be reissued.

                           (F) WAIVER. Any rights of the holders of Series A
                  Preferred Stock, Series B Preferred Stock and Series C Preferred set forth herein may be waived by the affirmative vote or consent of the holders of a majority of the shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, respectively, then outstanding.

         IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its President, Chief Executive Officer, Chief Financial Officer and Secretary on December 3, 2003.

By:  /S/ HENRY F. NELSON
     -------------------
Name:    Henry F. Nelson
Title:   President, Chief Executive Officer,
         Chief Financial Officer and Secretary